Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

CreditRiskMonitor Announces Appointment of Jennifer Gerold as Chief Financial Officer and David Reiner as Chief Accounting Officer

VALLEY COTTAGE, NY—May 30, 2024—CreditRiskMonitor (OTCQX: CRMZ) today announced that its Board of Directors has appointed Jennifer Gerold as Chief Financial Officer and David Reiner as Chief Accounting Officer, effective May 23, 2024.  Ms. Gerold replaces Steven Gargano, who had served as Senior Vice President and Chief Financial Officer since April 1, 2020.

“We are excited to have Jennifer taking over as CFO and are confident that her strategic insights and background in data-driven decision-making will help us pursue our profitable growth objectives,” said Mike Flum, CEO and President.  “We are equally thrilled to have David become our CAO as his commitment and contributions to CreditRiskMonitor have been numerous during his 11 years of increasing responsibility.  Both moves support our operational improvement initiatives and will help position CreditRiskMonitor for sustainable growth in the future.  I congratulate Jenn and Dave on these appointments and can’t wait to build with them for years to come.”

Ms. Gerold expressed her excitement stating, “I am honored to take on this new role at CreditRiskMonitor, a leader in predictive financial risk analytics, at such a pivotal moment in the company’s growth journey. Our technological innovations are driving impactful SaaS products in credit and supply chain risk management, and empowering clients to make more informed B2B decisions. I could not be more eager to chart the tremendous growth opportunities on the road ahead.”

Mr. Reiner conveyed his enthusiasm stating, “I am delighted to take on a leadership role at CreditRiskMonitor and drive our accounting, human resources, and facilities processes as we enter our second quarter-century of operation.  It’s great to be recognized for my contributions thus far and I look forward to constantly improving our protocols to drive improved performance.”

A full copy of the Form 8-K can be found at https://crmz.ir.edgar-online.com/

Jennifer Gerold Background

Jennifer Gerold joined the Company as Chief Monetization Officer in February 2024. Ms. Gerold is accomplished in corporate finance with nearly 30 years of leadership experience advising organizations on navigating the complexities of Strategy, M&A, and Capital Markets Transactions. Prior to joining the Company, Ms. Gerold was a Managing Director in Strategy and Transactions at Ernst & Young U.S. LLP. Before that, Ms. Gerold held various investment banking and asset management roles at such firms as Credit Suisse Securities (USA) LLC; Merrill Lynch & Co., Inc.; and Bear, Stearns & Co. Inc. She started her career as an auditor specializing in entrepreneurial firms. Ms. Gerold holds an M.B.A. from the University of Chicago Booth School of Business and a B.S. in Accounting and Finance/Investments from Babson College. She maintains a Certified Public Accountant (CPA) license, Chartered Global Management Accountant (CGMA) designation, and a Chartered Alternative Investment Analyst (CAIA) designation.

David Reiner Background

David Reiner joined the Company as Controller in May 2013 and was promoted to Vice President, Corporate Controller in 2020. In his roles, Mr. Reiner was responsible for all day-to-day accounting functions, Year End Financial and Sarbanes-Oxley Audits in addition to Human Resources and Facilities Management for the Company. He has more than 25 years of progressively increasing experience in Accounting, Finance, Information Technology and Facilities Management. Before joining the Company, Mr. Reiner spent his career in Small, Medium and Startup companies building and managing accounting departments throughout various industries covering Research & Development, Service, Medical Device and Food Franchises. Mr. Reiner holds an M.B.A in Accounting from Pace University and a B.S. in Business Administration and Finance from Bryant University.

Overview

CreditRiskMonitor (OTCQX: CRMZ) sells a suite of web-based, SaaS subscription products providing access to comprehensive commercial credit reports, bankruptcy risk analytics, financial and payment information, and curated news on public and private companies worldwide. Our core products, CreditRiskMonitor® and SupplyChainMonitor™, help corporate credit and supply chain professionals stay ahead of and manage financial risk more quickly, accurately, and cost-effectively. Well over a thousand corporations, including nearly 40% of the Fortune 1000, rely on our proprietary, AI-driven predictive bankruptcy analytics, including the 96%-accurate FRISK® score and 80%-accurate PAYCE® score to analyze and monitor their B2B counterparty financial stability continuously. Subscribers also benefit from the Company’s Trade Contributor Program which processes approximately $3 trillion of transaction data annually to provide payment performance information on over 5 million businesses worldwide.  For more information, visit www.creditriskmonitor.com.

Safe Harbor Statement

Certain statements in this press release, including statements prefaced by the words “anticipates”, “estimates”, “believes”, “expects” or words of similar meaning, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, risks associated with the COVID-19 pandemic and those risks, uncertainties and factors referenced from time to time as “risk factors” or otherwise in the Company’s Registration Statements or Securities and Exchange Commission Reports. We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, a future event, or otherwise.

CONTACT:
CreditRiskMonitor.com, Inc.
Mike Flum, CEO
(845) 230-3037
ir@creditriskmonitor.com